UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2010

Alliant Techsystems Inc.

(Exact Name of the Registrant as Specified in Charter)

Delaware	1-10582	41-1672694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota	55344-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 351-3000

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 8, 2010, Alliant Techsystem Inc. issued a press release announcing it is in discussions with a group of lenders about refinancing its existing senior credit facilities.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

On September 8, 2010, Alliant Techsystems Inc. issued a press release announcing the commencement of its offering of $300 million of senior subordinated notes due 2020.  A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The computation of the ratio of earnings to fixed charges for Alliant Techsystems Inc. for fiscal years 2006 to 2010, the three months ended July 5, 2009 and July 4, 2010 and on a pro forma basis for fiscal 2010 and the three months ended July 4, 2010 is attached hereto as Exhibit 12.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
12.1	Computation of ratio of earnings to fixed charges.
99.1	Press release
99.2	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: September 8, 2010	By:	/s/ Keith D. Ross
		Name:	Keith D. Ross
		Title:	Senior Vice President, General Counsel and Secretary